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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-3 of Mustang.com, Inc. of our report dated January 29, 1999, included in Mustang Software, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in or made a part of its registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Los Angeles, California
November 11,1999